UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): Sept. 16, 2004 (Sept. 15, 2004)

COGENT COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31227	52-2337274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1015 31st Street N.W.
Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(202) 295-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On September 15, 2004, Cogent Communications Group, Inc. (the “Company”) issued 185.4 shares of its Series L Participating Convertible Preferred Stock to Global Access Telecommunications, Inc. (“GA”) in connection with the acquisition of substantially all of the assets of GA by one of our subsidiaries. The sales were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The press release related to that transaction is attached as Exhibit 99.1 hereto.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

In connection with the Series L Issuance, on September 15, 2004, the Company filed a certificate of designation authorizing the issuance of the Series L preferred stock. Such certificate of designations is attached as Exhibit 3.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit Number	Description

3.1

Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of Series L Participating Convertible Preferred Stock.

99.1	Press Release, dated September 15, 2004, announcing the completion of the acquisition of Global Access Telecommunications, Inc. by Cogent through a merger with Global Access Telecommunications, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: September 16, 2004	By:	/s/Thaddeus Weed
Thaddeus Weed
Vice President and CFO